UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2019

StoneMor Partners L.P.

(Exact name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation)	001-32270 (Commission file number)	80-0103159 (I.R.S. Employer Identification No.)

3600 Horizon Boulevard Trevose, PA (Address of principal executive offices)	19053 (Zip Code)

Registrant’s telephone number, including area code: (215) 826-2800

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Units	STON	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Indenture and Collateral Agreement

On June 27, 2019 (the “Closing Date”), StoneMor Partners L.P. (the “Partnership”), Cornerstone Family Services of West Virginia Subsidiary, Inc. (“Cornerstone” and, collectively with the Partnership, the “Issuers”), certain direct and indirect subsidiaries of the Partnership (the “Guarantors”), the initial purchasers party thereto (the “Initial Purchasers”) and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”) entered into an indenture (the “Indenture”) with respect to the 9.875%/11.500% Senior Secured PIK Toggle Notes due 2024 (the “Notes”). Capitalized terms that are used in this description of the Indenture but not defined herein shall have the meaning assigned to such terms in the Indenture.

Pursuant to the terms of the Indenture, on the Closing Date, the Initial Purchasers purchased Notes in the aggregate principal amount of $385.0 million in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(a)(2) thereof. The gross proceeds from the sale of the Notes was $371.525 million, less advisor fees (including a placement agent fee of approximately $7.0 million), legal fees, mortgage costs and other closing expenses, as well as cash funds for collateralization of existing letters of credit and credit card needs under the former credit facility.

The Issuers will pay interest at either a fixed rate of 9.875% per annum in cash or, at their option through January 30, 2022, a fixed rate of 7.50% per annum in cash plus a fixed rate of 4.00% per annum payable in kind by increasing the principal amount of the Notes or by issuing additional Notes. Interest is payable quarterly in arrears on the 30th day of each March, June, September and December, commencing September 30, 2019. The Notes mature on June 30, 2024.

The Notes are senior secured obligations of the Issuers. The Issuers’ joint and several obligations under the Notes and the Indenture are jointly and severally guaranteed (the “Note Guarantees”) by each subsidiary of the Partnership (other than Cornerstone) that the Partnership has caused or will cause to become a Guarantor pursuant to the terms of the Indenture. In addition, the Issuers, the Guarantors and the Collateral Agent entered into a Collateral Agreement dated the Closing Date (the “Collateral Agreement”). Pursuant to the Indenture and the Collateral Agreement, the Issuers’ obligations under the Indenture and the Notes and the Guarantors’ Note Guarantees are secured by a first priority lien and security interest (subject to permitted liens and security interests) in substantially all of the Issuers’ and the Guarantors’ assets, whether now owned or hereafter acquired, excluding certain assets which include, among others: (a) trust and other fiduciary accounts and amounts required to be deposited or held therein and (b) unless encumbered by an existing mortgage, owned and leased real property that (i) may not be pledged as a matter of law or without governmental approvals, (ii) is not operated or intended to be operated as a cemetery, crematory or funeral home or (iii) is the subject of specified immaterial leases.

The Issuers may redeem the Notes at their option, in whole or in part, at any time for a redemption price equal to the principal balance thereof, accrued and unpaid interest thereon and, if applicable, a premium (the “Applicable Premium”) calculated as follows:

●

If redeemed before June 27, 2021, the sum of 4% of the principal amount so redeemed plus the excess of (i) the interest that would have accrued on the principal amount of the redeemed Notes from the redemption date through June 27, 2021 assuming an interest rate of 11.50% per annum over (ii) the interest that would have accrued on the principal amount of the redeemed Notes from the redemption date through June 27, 2021 at an interest rate equal to the then-applicable rate on United States Treasury securities for the period most nearly equaling that time period plus 0.50%;

●	If redeemed on or after June 27, 2021 and before June 27, 2022, 4% of the principal amount so redeemed;

●	If redeemed on or after June 27, 2022 and before June 27, 2023, 2% of the principal amount so redeemed; and

●	If redeemed on or after June 27, 2022, no premium will be payable.

The Issuers are obligated to redeem Notes with the net cash proceeds of certain dispositions described in the Indenture, tax refunds, insurance or condemnation proceeds and certain other extraordinary receipts. The redemption price for such redemptions is the principal balance of the Notes being redeemed, all accrued and unpaid interest thereon plus, with respect to redemptions from asset dispositions with net proceeds in excess of $55.0 million, an Applicable Premium of 2% of the principal amount so redeemed.

The Issuers are also obligated to use 75% of any Excess Cash Flow, less any amount paid in any voluntary redemption of Notes during the applicable period or subsequent thereto and prior to the applicable redemption date, to redeem Notes at a redemption price equal to the principal balance thereof and all accrued and unpaid interest thereon.

All interest payable in connection with the redemption of any Notes is payable in cash.

The Indenture requires the Issuers and the Guarantors, as applicable, to comply with various affirmative covenants regarding, among other matters, delivery to the Trustee of financial statements and certain other information or reports filed with the Securities and Exchange Commission (the “SEC”) and the maintenance and investment of trust funds and trust accounts into which certain sales proceeds are required by law to be deposited.

The Indenture includes financial covenants pursuant to which the Issuers will not permit:

●	the Operating Cash Flow Amount for the twelve months ending December 31, 2019 to be less than $20.0 million;

●

the ratio of the sum of the Operating Cash Flow Amount plus Cash Interest Expense to Cash Interest Expense, or the Consolidated Interest Coverage Ratio, for the twelve months ending as of each date set forth below, to be less than:

March 31, 2020 June 30, 2020	0.40x 0.75x
September 30, 2020	1.00x
December 31, 2020	1.15x
March 31, 2021	1.25x
June 30, 2021	1.30x
September 30, 2021	1.35x
December 31, 2021	1.45x
March 31, 2022 and each quarter end thereafter	1.50x

●

the aggregate amount of Capital Expenditures for the prior four fiscal quarters as of the last day of any fiscal quarter beginning with the fiscal quarter ending September 30, 2019 to be more than $20.0 million;

●

the average daily balance of Unrestricted Cash and unrestricted Permitted Investments of the Partnership and its subsidiaries as of the end of any day for any 10-business day period to be less than $20.0 million during the quarter ending September 30, 2019, $15.0 million during the quarter ending December 31, 2019 and $12.5 million during any subsequent quarter; or

●

the ratio of the (a) the sum of Unrestricted Cash, accounts receivable and merchandise trust account balances to (b) the aggregate principal or face amount of Consolidated Funded Indebtedness, or Asset Coverage Test, for the applicable measurement period as of the last day of any fiscal quarter beginning with the fiscal quarter ending September 30, 2019, to be less than 1.60:1.00.

The Indenture requires the Issuers and the Guarantors, as applicable, to comply with certain other covenants including, but not limited to, covenants that, subject to certain exceptions, limit the Issuers’ and the Guarantors’ ability to: (i) incur additional indebtedness; (ii) grant liens; (iii) engage in certain sale/leaseback, merger, consolidation or asset sale transactions; (iv) make certain investments; (v) pay dividends or make distributions; (vi) engage in affiliate transactions and (vii) amend its organizational documents.

The Indenture provides for certain events of default, the occurrence and continuation of which could, subject to certain conditions, cause all amounts owing under the Notes to become due and payable, including but not limited to the following:

●	failure by the Issuers to pay any interest on any Note when it becomes due and payable that remains uncured for five business days;

●	failure by the Issuers to pay the principal on any of the Notes when it becomes due and payable, whether at the due date thereof, at a date fixed for redemption, by acceleration or otherwise;

●	failure by the Issuers to comply with the agreement and covenants relating to maintenance of its legal existence, providing notice of any default or event of default or use of proceeds from the sale of the Notes or any of the negative covenants in the Indenture;

●

failure by the Issuers to comply with any other agreement or covenant contained in the Indenture, the Collateral Agreement or any other Note Document that remains uncured for a period of 15 days after the earlier of written notice and request for cure from the Trustee or holders of at least 25% of the aggregate principal amount of Notes;

●	the acceleration of or the failure to pay at final maturity indebtedness (other than the Notes) in a principal amount exceeding $5.0 million;

●	the occurrence of a Change in Control (see definition below);

●	certain bankruptcy or insolvency proceedings involving an Issuer or any subsidiary;

●

the conversion of StoneMor GP LLC, the Partnership’s general partner (the “General Partner”), into a corporation (the “C-Corporation Conversion”) shall not have occurred on or before March 31, 2020 and such default remains uncured for a period of five business days; and

●

failure by the Partnership or any Subsidiary to maintain one or more licenses, permits or similar approvals for the conduct of its business where the sum of the revenue associated therewith represents the lesser of (i) 15% of the Partnership’s and its Subsidiaries’ consolidated revenue and (ii) $30.0 million, and such breach is not cured within 30 days.

At the option of holders holding a majority of the outstanding principal amount of the Notes (and automatically upon any default for failure to pay principal of the Notes when due and payable or certain bankruptcy or insolvency proceedings involving an Issuer), the interest rate on the Notes will increase to 13.50% per annum, payable in cash.

A Change in Control means:

(A)        any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than the Permitted Holders (which includes Axar Capital Management, L.P. and its Affiliates), becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Equity Interests representing more than 50% of the Equity Interests in the Partnership or the General Partner entitled to vote for members of the board of directors or equivalent governing body of the Partnership or the General Partner on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire, whether such right is exercisable immediately or only after the passage of time);

(B)        the Permitted Holders cease to have a contractual right under the Nomination and Director Voting Agreement to appoint or nominate (x) three of the directors on the board of directors of the General Partner or, after the C-Corporation Conversion, directors on the board of directors of the C-Corporation in the case of a 7 member board of directors, or (y) at least 3/7ths of such directors in the event that the board of directors of the General Partner or the C-Corporation, as applicable, does not contain 7 members;

(C)        any holder of Equity Interests other than the Permitted Holders has the contractual or other right to appoint or nominate a majority of the directors on the board of directors of the General Partner or, after the C-Corporation Conversion, a majority of the directors on the board of directors of the C-Corporation;

(D)        prior to the C-Corporation Conversion, the General Partner ceases to act as the sole general partner of the Partnership;

(E)        the Partnership ceases to own 100% of the Equity Interests in the Operating Company; or

(F)        after the consummation of the C-Corporation Conversion, the C-Corporation ceases to own 100% of the partnership interests in the Partnership;

provided that notwithstanding anything in this definition to the contrary, the consummation of the transactions to effectuate the C-Corporation Conversion shall not, themselves, be deemed to constitute or result in a Change in Control.

Registration Rights Agreement

In connection with the sale of the Notes, on June 27, 2019, the Issuers, the Guarantors party thereto and the Initial Purchasers entered into a Registration Rights Agreement (the “Notes Registration Rights Agreement”), pursuant to which the Issuers and the Guarantors agreed, for the benefit of the holders of the Notes, to use their commercially reasonable efforts to file a registration statement with the SEC with respect to a registered offer to exchange the Notes for new “exchange” notes having terms substantially identical in all material respects to the Notes, with certain exceptions (the “Exchange Offer”). The Issuers have agreed to use their commercially reasonable efforts (i) to consummate the Exchange Offer on or before July 14, 2020 (the “Exchange Date”) and (ii) upon the occurrence of certain events described in the Notes Registration Rights Agreement which result in the inability to consummate the Exchange Offer, to cause a shelf registration statement covering resales of the Notes to be declared effective.

If the Issuers fail to comply with their obligations under the Notes Registration Rights Agreement, additional interest will accrue on the Notes at a rate of 0.25% per annum (increasing by an additional 0.25% per annum with respect to each subsequent 90-day period that occurs after the date on which such default occurs, up to a maximum additional interest rate of 1.00%) from and including the date on which any such default shall occur to but excluding the earlier of (x) the date on which all such defaults have been cured and (y) the date on which the Notes are freely tradeable by persons other than affiliates of the Issuers pursuant to Rule 144 under the Securities Act.

The Indenture (including the form of Notes), the Collateral Agreement and the Notes Registration Rights Agreement (collectively, the “Debt Transaction Documents”) include various representations, warranties, covenants and other provisions, as applicable, customary for transactions of this nature. The foregoing summaries of the Debt Transaction Documents are not intended to be complete and are qualified in their entirety by reference to the Debt Transaction Documents, which the Partnership will file with the SEC as exhibits to a future report.

Series A Preferred Unit Purchase Agreement

On June 27, 2019, funds and accounts affiliated with Axar Capital Management LP (“Axar”) and certain other investors (individually a “Purchaser” and collectively the “Purchasers”) and the Partnership entered into the Series A Preferred Unit Purchase Agreement (the “Series A Purchase Agreement”) pursuant to which the Partnership sold to the Purchasers an aggregate of 52,083,333 of the Partnership’s Series A Preferred Units (the “Preferred Units”) representing limited partner interests in the Partnership with certain rights, preferences and privileges as are set forth in the Partnership’s Third Amended and Restated Agreement of Limited Partnership dated as of June 27, 2019 (the “Third Amended Partnership Agreement”). The purchase price for the Preferred Units sold pursuant to the Series A Purchase Agreement (the “Purchased Units”) was $1.1040 per Purchased Unit, reflecting an 8% discount to the liquidation preference of each Preferred Unit, for an aggregate purchase price of $57.5 million. The terms of the sale of the Purchased Units were determined based on arms-length negotiations between the General Partner and Axar.

Pursuant to the Series A Purchase Agreement, the Partnership agreed to file a registration statement on Form S-1 with the SEC as promptly as practicable to effect a $40,185,483 rights offering of common units representing limited partnership interests in the Partnership (“Common Units”) to all holders of Common Units (other than the Purchasers, American Infrastructure Funds LP and their respective affiliates) with a purchase price of $1.20 per Common Unit (the “Rights Offering”), and agreed to use its reasonable best efforts to complete the Rights Offering within 100 days after the Closing Date. The proceeds from the Rights Offering will be used to redeem certain of the Preferred Units as described below.

Under the Series A Purchase Agreement, the Partnership also granted the Purchasers a preemptive right to purchase a pro rata share of any subsequent issuance of Common Units or shares of common stock of the corporation (“Common Stock”) into which the General Partner is converted in the C-Corporation Conversion or rights to acquire any such securities, for so long as the Purchaser continues to hold any Preferred Units, any Common Units or Common Stock issued upon conversion thereof.

The Preferred Units have the following rights, preferences and privileges, among others as set forth in the Third Amended Partnership Agreement:

●

Conversion: The Preferred Units are convertible at the option of the holders thereof at any time beginning 10 days after completion of the Rights Offering and shall automatically be converted upon consummation of the C-Corporation Conversion, in each case at an initial conversion rate of one Common Unit or one share of Common Stock, as applicable, for each Preferred Unit. Subject to customary exceptions, the conversion rate for each Preferred Unit is subject to adjustment (a) proportionately, in the event of distributions made in the form of interests in the Partnership, any split, combination or similar recapitalization of Common Units and certain other specified transactions with respect to interests in the Partnership, (b) upon any issuance or deemed issuance by the Partnership prior to consummation of the Rights Offering of Common Units for a price per Common Unit less than the Series A Liquidation Preference (as defined below), to the rate determined by dividing the Series A Liquidation Preference by the price per Common Unit in such issuance or deemed issuance and (c) upon any issuance or deemed issuance by the Partnership after consummation of the Rights Offering of Common Units for a price per Common Unit less than the Series A Liquidation Preference, to a rate determined on a weighted average anti-dilution adjustment basis.

●

Voting:         The holder of a Preferred Unit is entitled to one vote for each Common Unit into which such Preferred Unit is convertible (whether or not such right to convert is exercisable at such time). The holders of Preferred Units are entitled to vote as a single class with the holders of Common Units on all matters submitted to the limited partners for a vote. In addition, the affirmative vote of the holders of at least 60% of the outstanding Preferred Units is required to:

o

Amend the Third Amended Partnership Agreement or the Partnership’s Certificate of Limited Partnership if such amendment would be adverse (other than in a de minimus manner) to any of the rights, preferences or privileges of the Preferred Units;

o	Pay any distribution from Capital Surplus (as defined in the Third Amended Partnership Agreement); or

o

Issue any class or series of interest in the Partnership that, with respect to distributions, is senior to or pari passu with the Preferred Units, or modify the terms of any existing class or series of interest in the Partnership to so provide.

●

Distributions: Holders of Preferred Units are entitled to participate in any distributions made to holders of Common Units on an as-converted basis (whether or not such right to convert is exercisable at such time), and any such distributions with respect to Preferred Units shall be excluded in calculating the distributions or allocations of income or gain to holders of incentive distribution rights under the Third Amended Partnership Agreement.

●

Redemption: Upon completion of the Rights Offering, the Partnership is obligated to use 100% of the net proceeds thereof to redeem up to 33,487,904 Preferred Units held by Axar and the other Purchasers at a redemption price of $1.20 per Preferred Unit.

●

Liquidation: Upon any liquidation, dissolution or winding up of the Partnership, holders of Preferred Units are entitled to receive a payment of $1.20 per Preferred Unit (the “Series A Liquidation Preference”) before payments are made to any other class or series of interest in the Partnership ranking junior to the Preferred Units, including Common Units.

●	Restrictions on Transfer: Holders of Preferred Units may not transfer such Preferred Units other than to one or more affiliates without the approval of the Partnership.

The Series A Purchase Agreement includes various representations, warranties, covenants, indemnification and other provisions which are customary for a transaction of this nature.

The Partnership offered and sold the Purchased Units in reliance upon the exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof. The Partnership relied on this exemption from registration based in part on representations made by the Purchasers in the Series A Purchase Agreement.

Registration Rights Agreement

In connection with the sale of the Preferred Units, on June 27, 2019, the Partnership, the General Partner and the Purchasers entered into a Registration Rights Agreement (the “Equity Registration Rights Agreement”) pursuant to which the Partnership agreed to use its reasonable best efforts to file a registration statement with the SEC to permit the resale of the Common Units or Common Stock issuable upon conversion of the Purchased Units or otherwise owned by the Purchasers and their controlled affiliates and securities issued pursuant to any split, dividend, recapitalization, exchange or similar event (collectively, the “Registrable Securities”). The Partnership also agreed to use its reasonable best efforts to cause such registration statement to become effective by the earlier of 30 days after consummation of the C-Corporation Conversion or May 1, 2020 (the “Target Effective Date”) and to keep such registration statement effective until the earlier of the date on which all such Registrable Securities may be sold without restriction or limitation pursuant to Rule 144 under the Securities Act and without the requirement to be in compliance with Rule 144(c)(1) under the Securities Act or the date on which all such Registrable Securities have been sold. The Partnership agreed to permit certain Purchasers to require the Partnership, if any such Purchaser elects to dispose of Registrable Securities under a registration statement pursuant to an underwritten public offering, to enter into an underwriting agreement with an underwriter selected by such Purchaser (and reasonably approved by the Partnership, such approval not to be unreasonably withheld, conditioned or delayed) and take all such other reasonable actions as are requested by the underwriter to expedite or facilitate the disposition of such Registrable Securities. The Partnership also granted the Purchasers the right to include such Registrable Securities in certain other registration statements the Partnership may file. The registration rights granted pursuant to the Equity Registration Rights Agreement are subject to exceptions, limitations and restrictions customary for a transaction of this nature. The Equity Registration Rights Agreement also provides that the General Partner shall assume all of the obligations of the Partnership upon consummation of the C-Corporation Conversion.

Third Amended and Restated Agreement of Limited Partnership

On June 27, 2019, the General Partner approved the amendment and restatement of the Partnership’s agreement of limited partnership to establish the Preferred Units as a class of interests in the Partnership and to make certain other changes as the General Partner determined to be necessary and appropriate in connection with the issuance of the Purchased Units and/or which do not adversely affect the other limited partners of the Partnership in any material respect. The material rights, preferences and privileges of the Preferred Units are described under the caption “Series A Preferred Unit Purchase Agreement” in this Item 1.01 above, which description is incorporated in its entirety by reference herein.

Second Amendment to Merger and Reorganization Agreement

As previously disclosed, on September 27, 2018, the Partnership, the General Partner, StoneMor GP Holdings LLC, a Delaware limited liability company and the sole member of the General Partner (“GP Holdings”), and Hans Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of the General Partner (“Merger Sub”), entered into a Merger and Reorganization Agreement (as amended to date, the “Merger Agreement”) pursuant to which, among other things, the General Partner will convert from a Delaware limited liability company into a Delaware corporation to be named StoneMor Inc. (the “Company”) and Merger Sub will merge with and into the Partnership (the “Merger”) with the Partnership surviving and with the Company as its sole general partner (such transaction, the “C-Corporation Conversion”).

On June 27, 2019, the Partnership, the General Partner, GP Holdings and Merger Sub entered into an amendment to the Merger Agreement (the “Second Amendment to Merger Agreement”) to, among other things, provide that the Preferred Units that are outstanding on the date of consummation of the Merger shall be automatically converted into the number of shares of Common Stock into which the Preferred Units are then convertible, provide that the Board of Directors of the General Partner immediately prior to the Merger shall be the Board of Directors of the Company following the Merger and extend the termination date of the Merger Agreement to March 31, 2020.

Third Amendment to Voting and Support Agreement

As previously disclosed, in connection with the execution and delivery of the Merger Agreement, on September 27, 2018, the Partnership, the General Partner, GP Holdings, Robert B. Hellman, Jr., in his capacity as trustee under the Voting and Investment Trust Agreement for the benefit of American Cemeteries Infrastructure Investors, LLC (“ACII” and, together with GP Holdings, the “ACII Entities”), Axar Capital Management, LP, a Delaware limited partnership (“Axar”), Axar GP, LLC, a Delaware limited liability company (“Axar GP”), and Axar Master Fund, Ltd., a Cayman Islands exempted limited partnership (the “Axar Funds” and, together with

Axar and Axar GP, the “Axar Entities”) entered into a voting and support agreement (as amended to date, the “Voting and Support Agreement”), pursuant to which, among other things, the Axar Entities were restricted from owning or acquiring more than 27.49% in aggregate of the outstanding Common Units prior to the closing of the Merger.

On June 27, 2019, the Partnership, the General Partner, GP Holdings, ACII and the Axar Entities entered into an amendment to the Voting and Support Agreement (the “Third Amendment to Voting and Support Agreement”). The Third Amendment to the Voting and Support Agreement provides that, in calculating the 27.49% aggregate of the outstanding Common Units that the Axar Entities are permitted to own or acquire prior to the closing of the Merger, the Preferred Units acquired pursuant to the Series A Purchase Agreement and any equity issued upon conversion of or in consideration of such Preferred Units shall be excluded.

The terms and provisions of the Second Amendment to Merger Agreement, the Third Amendment to Voting and Support Agreement and the Second Amendment to Nomination and Director Voting Agreement (defined and discussed below) were reviewed and approved by the Conflicts Committee of the General Partner’s Board of Directors, which is comprised entirely of independent directors.

The foregoing summaries of the Series A Purchase Agreement, the Equity Registration Rights Agreement, the Third Amended Partnership Agreement, the Second Amendment to Merger Agreement and the Third Amendment to Voting and Support Agreement (collectively, the “Equity Transaction Documents”) are not intended to be complete and are qualified in their entirety by reference to the Equity Transaction Documents, which are attached hereto as Exhibits 10.1, 10.2, 3.1, 10.3 and 10.4, respectively, and are incorporated herein by reference.

Second Amendment to Nomination and Director Voting Agreement

As previously disclosed, in connection with the execution and delivery of the Merger Agreement, on September 27, 2018, the General Partner, GP Holdings, ACII and the Axar Entities entered into a nomination and director voting agreement (as amended to date, the “Nomination and Director Voting Agreement”), pursuant to which, among other things, (i) the General Partner agreed to permit the Axar Entities to designate up to one nominee to the Company Board of Directors and the ACII Entities to designate up to two nominees to the Company Board of Directors, subject to the terms and conditions set forth therein, and (ii) as amended, during the period commencing on the closing date of the Merger and ending on the date 30 days following the delivery of all requisite notices of immediate effective resignation from the board of directors of the Company (the “Standstill Termination Date”), the Axar Entities are restricted from owning or acquiring more than 27.49% in aggregate of the of the outstanding Common Stock.

On June 27, 2019, the General Partner, GP Holdings, ACII and the Axar Entities entered into an amendment to the Nomination and Director Voting Agreement (the “Second Amendment to Nomination and Director Voting Agreement”) which provides that the Axar Entities shall have the right to designate three of the seven directors on the Company Board of Directors (or if the number of such directors is increased, three-sevenths of total number of directors) until the refinancing or repayment of the Notes under the Indenture. Subject to the prior refinancing or repayment of the Notes under the Indenture, the right of Axar to designate directors to the Company Board of Directors shall be as follows:

●

so long as the Axar Entities and their respective affiliates (the “Axar Group”) continue to beneficially own at least 15% of the then-outstanding Common Stock, the Axar Entities will be entitled to designate three (3) directors for nomination to the Company Board of Directors;

●

so long as the Axar Group continues to beneficially own at least 10% but less than 15% of the then-outstanding Common Stock, the Axar Entities will be entitled to designate two (2) directors for nomination to the Company Board of Directors;

●

so long as the Axar Group continues to beneficially own at least 5% but less than 10% of the then-outstanding Common Stock, the Axar Entities will be entitled to designate one (1) director for nomination to the Company Board of Directors; and

●

if the Axar Group beneficially owns less than 5% of the then-outstanding Common Stock, the right of the Axar Entities to designate any director for nomination to the Company Board of Directors shall terminate.

The Second Amendment to Nomination and Voting Agreement also provides that the ACII Entities shall have the right to designate one (1) director for nomination to the Company Board of Directors so long as the ACII Entities and their respective affiliates continue to beneficially own at least 4% of the then-outstanding Common Stock.

The Second Amendment to Nomination and Director Voting Agreement also provides that, in calculating the 27.49% aggregate of the outstanding Common Stock that the Axar Entities are permitted to own or acquire during the period commencing on the closing date of the Merger and ending on the Standstill Termination Date, the Preferred Units acquired pursuant to the Series A Purchase Agreement and any equity issued upon conversion of or in consideration of such Preferred Units shall be excluded.

Third Amended and Restated Limited Liability Company Agreement of StoneMor GP LLC

On June 27, 2019, the General Partner, GP Holdings and Axar Special Member LLC, a wholly-owned subsidiary of Axar (“Axar Special Member”), entered into the Third Amended and Restated Limited Liability Company Agreement of the General Partner, pursuant to which the Axar Special Member was admitted as a member with the right to designate three-sevenths of the board of directors of the General Partner, consistent with the provisions of the Second Amendment to Nomination and Voting Agreement as described above.

The foregoing summary of the Third Amended and Restated Limited Liability Company Agreement of the General Partner is not intended to be complete and is qualified in its entirety by reference thereto, which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On June 27, 2019, the Issuers sold the Notes pursuant to the Indenture and the Partnership issued the Preferred Units pursuant to the Series A Purchase Agreement, as described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated in its entirety by reference herein. The Partnership applied a portion of the proceeds of the sale of the Notes and the Preferred Units to pay in full all amounts owing pursuant to the Credit Agreement dated as of August 4, 2016, among the Partnership, StoneMor Operating LLC (the “Operating Company”), a wholly-owned subsidiary of the Partnership, the Subsidiaries (as defined in the Credit Agreement) of the Operating Company (together with the Operating Company, the “Borrowers”), the Lenders from time to time party thereto, Capital One, as Administrative Agent, Issuing Bank and Swingline Lender, Citizens Bank, N.A., as Syndication Agent, and TD Bank, N.A. and Raymond James Bank, N.A., as Co-Documentation Agents, as amended (the “Credit Agreement”), which effectively terminated the Credit Agreement and the related Guaranty and Collateral Agreement dated August 4, 2016 by and among the Partnership, the Borrowers and Capitol One, as Administrative Agent.

The Partnership also deposited a portion of such proceeds with Wilmington Trust, National Association, as trustee (the “2013 Notes Trustee”) under the Indenture (the “2013 Indenture”) dated as of May 28, 2013 by and among the Issuers, the guarantors named therein and the 2013 Notes Trustee with respect to the Partnership’s 7 7/8% Senior Note due 2021 (the “2013 Notes”) in an amount sufficient to pay and discharge all obligations with respect to the 2013 Notes not previously delivered to the 2013 Notes Trustee for cancellation, including the redemption of all outstanding 2013 Notes for a redemption price equal to the principal amount thereof plus all accrued and unpaid interest thereon, and delivered the notice of full redemption to the holders of the 2013 Notes and notice of redemption and satisfaction and discharge to the 2013 Notes Trustee, as required by the 2013 Indenture and/or the 2013 Notes. As a result, the 2013 Indenture has been discharged and effectively terminated, and the 2013 Notes Trustee has delivered to the Partnership an acknowledgement of satisfaction and discharge of the 2013 Indenture.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 27, 2019, pursuant to the Indenture and the Collateral Agreement, the Issuers granted a first priority lien and security interest (subject to permitted liens and security interests) in substantially all of the Issuers’ and the Guarantors’ assets, whether now owned or hereafter acquired, including mortgages on substantially all of the Issuers’ and the Guarantors’ real property, excluding certain real property which includes, among other excluded real property and unless encumbered by an existing mortgage, owned and leased real property that (i) may not be pledged as a matter of law or without governmental approvals, (ii) is not operated or intended to be operated as a cemetery, crematory or funeral home or (iii) is the subject of specified immaterial leases.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 27, 2019, the Issuers issued the Notes governed by the Indenture. The terms of the Notes and the Indenture are described in Item 1.01 above, which descriptions are incorporated in their entirety by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under the heading “Series A Preferred Unit Purchase Agreement” in Item 1.01 of this Current Report on Form 8-K is incorporated in its entirety by reference in this Item 3.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As a condition to, and effective immediately prior to, the consummation of the Notes and Preferred Unit issuance, the Board of Directors of the General Partner was reconstituted. Directors Martin R. Lautman, Ph.D., Leo J. Pound, Robert A Sick and Fenton R. Talbott resigned as directors and, pursuant to the Amended and Restated Limited Liability Company Agreement of the General Partner, the authorized number of directors was reduced to seven and Andrew Axelrod, David Miller and Spencer Goldenberg were elected to the board of directors of the General Partner to fill the vacancies created by the resignations and pursuant to the designation of the Axar Special Member. The reconstituted board of directors is comprised of Messrs. Axelrod, Miller and Goldenberg, Robert Hellman, Stephen Negrotti, Patricia Wellenbach and Joe Redling. Mr. Axelrod has been elected Chairman of the Board of Directors of the General Partner.

Biographical information of the new directors are as follows:

Andrew M. Axelrod. Mr. Axelrod, age 36, founded Axar Capital Management LP, an investment management firm, in April 2015 and serves as its Managing Partner and Portfolio Manager. He has been the Chief Executive Officer and Executive Chairman of the board of directors of Axar Acquisition Corp. since October 2016. Before founding Axar Capital Management, Mr. Axelrod worked at Mount Kellett Capital Management LP, a private equity investment firm, from 2009 to 2014. At Mount Kellett Capital Management, he was promoted to Co-Head of North America Investments in 2011 and became a Partner in 2013. Prior to joining Mount Kellett Capital Management, Mr. Axelrod worked at Kohlberg Kravis Roberts & Co. L.P. from 2007 to 2008 and The Goldman Sachs Group, Inc. from 2005 to 2006. Mr. Axelrod has served as chairman of the board of directors of Terra Capital Partners since February 2018. Mr. Axelrod graduated magna cum laude with a B.S. in Economics from Duke University. Mr. Axelrod’s leadership of the Partnership’s largest common unit holder and his extensive experience in financing, investments and restructurings will provide critical skills to the board of directors as the Partnership continues to implement its turnaround plan.

Spencer E. Goldenberg. Mr. Goldenberg, age 36, serves as the Chief Financial Officer for Menin Hospitality, an owner and operator of hotels, restaurants and commercial retail establishments across the United States with a concentration in the southeast United States and Chicago. Prior to joining Menin Hospitality, Mr. Goldenberg was a partner in the accounting firm of Gerstle, Rosen & Goldenberg P.A. from February 2008 to June 2015. Mr. Goldenberg has served as an independent director of Terra Property Trust, Inc. and its subsidiary, Terra Secured Income Fund 6, and is the chairman of the audit committee of Terra Secured Income Fund 6. From October 2005 until February 2008, he served as a legislative aide to Florida State Senator Gwen Margolis. Mr. Goldenberg holds an active certified public accountant’s license in the state of Florida. He holds a B.A. in International Affairs from Florida State University. Mr. Goldenberg’s extensive finance, accounting and audit experience enhances the ability of the board of directors to oversee the Partnership’s financial performance and reporting.

David Miller. Mr. Miller, age 59, has served as the Chairman of the Board of JG Wentworth since February 2018. Mr. Miller served as a Senior Advisor to the Blackstone Tactical Opportunities Fund from March 2015 until February 2018. Prior to Blackstone, Mr. Miller served as Chief Executive Officer and Chairman of JGWPT Inc., the holding company for J.G. Wentworth. Prior to JGWPT, Mr. Miller was Executive Vice-President at ACE, responsible for ACE’s International Accident and Health Insurance business. Prior to ACE, Mr. Miller was President and Chief Executive Officer of Kemper Auto and Home Insurance. Prior to Kemper, Mr. Miller was Chief Operating Officer of Providian Direct Insurance. Mr. Miller has served as a director of Ellington Residential Mortgage (NYSE: EARN) since 2013, as a director of Lombard International Assurance since July 2015 and as a director of J.G. Wentworth since January 2018. Mr. Miller has a BSEE in electrical engineering from Duke University and a MBA in Finance from The Wharton School of the University of Pennsylvania. Mr. Miller’s extensive experience as a senior executive will provide the board of directors with additional expertise in corporate leadership and governance.

Messrs. Goldenberg and Miller will each participate in the General Partner’s standard independent director compensation program.    Messrs. Axelrod, Goldenberg and Miller are expected to enter into indemnification agreements with the General Partner, the terms of which are expected to be consistent with the terms of the indemnification provided to the other directors of the General Partner and by the General Partner’s limited liability company agreement. Under the indemnification arrangements with the other directors of the General Partner, the General Partner is required to indemnify directors to the fullest extent of the law against liabilities, costs and expenses incurred by them in their capacities as a director or agent of the General Partner unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that the director acted in bad faith or engaged in fraud, willful misconduct or gross negligence. The indemnification arrangements also require the General Partner to indemnify directors for criminal proceedings unless the applicable director acted with knowledge that such director’s conduct was unlawful. Any such indemnification will be only out of the assets of the General Partner.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under the heading “Third Amended and Restated Agreement of Limited Partnership” and the description of the rights, preferences and privileges of the Preferred Units set forth under the heading “Series A Preferred Unit Purchase Agreement” in Item 1.01 of this Current Report on Form 8-K are incorporated in their entirety by reference in this Item 5.03.

Item 7.01	Regulation FD Disclosure.

On June 27, 2019, the Partnership issued a press release announcing the consummation of the transactions contemplated by the Indenture and the Series A Purchase Agreement, the changes to the composition to the General Partner’s board of directors and an investor call to be held on June 28, 2019 at 8:30 am. ET. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 incorporated by reference herein, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into any filing made by the Partnership pursuant to the Securities Act of 1933, as amended, or the Exchange Act, other than to the extent that such filing incorporates any or all of such information by express reference thereto.

Important Information for Investors and Unitholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

In connection with the proposed reorganization, StoneMor GP LLC (to be converted into a corporation named StoneMor Inc. (“GP”)) and StoneMor Partners L.P. (the “Partnership”) will jointly file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4, which will include a prospectus of GP and a proxy statement of the Partnership. GP and the Partnership also plan to file other documents with the SEC regarding the proposed transaction. After the registration statement has been declared effective by the SEC, a definitive joint proxy statement/prospectus will be mailed to the unitholders of the Partnership. INVESTORS AND UNITHOLDERS OF THE PARTNERSHIP ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS RELATING TO THE PROPOSED REORGANIZATION THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED REORGANIZATION. Investors and unitholders will be able to obtain free copies of the joint proxy statement/prospectus and other documents containing important information about GP and the Partnership once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Partnership will be available free of charge on their internet website at www.stonemor.com or by contacting their Investor Relations Department at (215) 826-2945.

In connection with the proposed rights offering, the Partnership will file with the SEC a registration statement on Form S-1 to register the common units to be offered in the rights offering. After the registration statement has been declared effective by the SEC, a definitive prospectus will be mailed to the unitholders of the Partnership. INVESTORS AND UNITHOLDERS OF THE PARTNERSHIP ARE URGED TO READ THE PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS RELATING TO THE PROPOSED RIGHTS OFFERING THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED RIGHTS OFFERING. Investors and unitholders will be able to obtain free copies of the prospectus and other documents containing important information about the Partnership once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Partnership will be available free of charge on their internet website at www.stonemor.com or by contacting their Investor Relations Department at (215) 826-2945.

Participants in the Solicitation

The Partnership, GP, and its directors and certain of its members and executive officers may be deemed to be participants in the solicitation of proxies from the unitholders of the Partnership in connection with the proposed transaction. Information about the directors and executive officers of GP is set forth in the Partnership’s Annual Report on Form 10-K which was filed with the SEC on April 3, 2019. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. Free copies of these documents can be obtained using the contact information above.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements. For example, statements regarding future financial performance, future competitive positioning and business synergies, future acquisition cost savings, future market demand, future benefits to unitholders, future economic and industry conditions, the proposed rights offering, the proposed merger (including its benefits, results, effects and timing) and whether and when the transactions contemplated by the merger and reorganization agreement will be consummated and the anticipated timing of the investor call, are forward-looking statements within the meaning of federal securities laws. The Partnership and the General Partner believe that their expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct.

A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this communication. Such factors include, but are not limited to: the failure of the unitholders of the Partnership to approve the proposed reorganization; the risk that the conditions to the closing of the proposed transaction are not satisfied; the risk that regulatory approvals required for the proposed transaction are not obtained or are obtained subject to conditions that are not anticipated; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; uncertainties as to the timing of the proposed transaction; competitive responses to the proposed transaction; the inability to obtain or delay in obtaining cost savings and synergies from the proposed transaction; unexpected costs, charges or expenses resulting from the proposed transaction; the outcome of pending or potential litigation; the inability to retain key personnel; uncertainty of the expected financial performance of StoneMor Inc. following completion of the proposed transaction; and any changes in general economic and/or industry specific conditions.

The Partnership and the General Partner caution that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in the Partnership’s most recently filed Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings, which are available at the SEC’s website, http://www.sec.gov. All subsequent written and oral forward-looking statements concerning the Partnership, GP, the proposed transaction or other matters attributable to the Partnership, the General Partner or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Each forward looking statement speaks only as of the date of the particular statement. Except as required by law, the Partnership and the General Partner undertake no obligation to publicly update or revise any forward-looking statements.

Item 9.01	Financial Statements and Exhibits

(d)            Exhibits.

Exhibit Number	Description
3.1*	Third Amended and Restated Agreement of Limited Partnership of StoneMor Partners L.P. dated as of June 27, 2019.

10.1*	Series A Preferred Unit Purchase Agreement dated as of June 27, 2019 by and among StoneMor Partners L.P., SMP SPV LLC, Star V Partners LLC, Blackwell Partners LLC –Series E, David Miller, MPF Investco 6, LLC, MPF Investco 7, LLC, MPF Investco 8, LLC, The Mangrove Partners Fund, L.P. and The Mangrove Partners Fund (Cayman Partnership), L.P.

10.2*	Registration Rights Agreement dated as of June 27, 2019 by and among StoneMor Partners L.P., StoneMor GP LLC, SMP SPV LLC, Star V Partners LLC, Blackwell Partners LLC –Series E, David Miller, MPF Investco 6, LLC, MPF Investco 7, LLC, MPF Investco 8, LLC, The Mangrove Partners Fund, L.P. and The Mangrove Partners Fund (Cayman Partnership), L.P.

10.3*	Second Amendment to Merger and Reorganization Agreement dated as of June 27, 2019 by and among StoneMor Partners L.P., StoneMor GP LLC, StoneMor GP Holdings LLC and Hans Merger Sub, LLC.

10.4*	Third Amendment to Voting and Support Agreement dated as of June 27, 2019 by and among StoneMor Partners L.P., StoneMor GP LLC and the unitholders of StoneMor Partners L.P. named therein.

99.1**	Press Release dated June 27, 2019.

99.2*	Third Amended and Restated Limited Liability Company Agreement of StoneMor GP LLC dated as of June 27, 2019.

* Filed herewith.

** Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2019	STONEMOR PARTNERS L.P. By: StoneMor GP LLC its general partner

	By:	/s/ Garry P. Herdler
Garry P. Herdler
Senior Vice President and Chief Financial Officer